Exhibit 99.1

Clean Energy Reports Revenue of $106.1 Million and 61.3 Million RNG Gallons Sold for the Third Quarter of 2025

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — November 4, 2025 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the third quarter of 2025.

Financial Highlights

o	Revenue of $106.1 million in Q3 2025 compared to $104.9 million in Q3 2024.
o	Net loss attributable to Clean Energy for Q3 2025 was $(23.8) million, or $(0.11) per share, on a GAAP (as defined below) basis, compared to $(18.2) million, or $(0.08) per share, for Q3 2024.
o	Adjusted EBITDA (as defined below) was $17.3 million for Q3 2025, compared to $21.3 million for Q3 2024.
o	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $232.2 million as of September 30, 2025, compared to $217.5 million as of December 31, 2024.

Operational and Strategic Highlights

o	Made a strategic investment into Pioneer Clean Fleet Solutions, an early-stage company focused on providing low-carbon leasing and fueling solutions to North American fleets. Clean Energy’s investment supports its strategic objective of promoting the adoption of the Cummins X15N natural gas engine.
o	Broke ground on three renewable natural gas (“RNG”) production facilities under its Joint Development with Maas Energy Works. These projects span six dairies located in South Dakota, Georgia, Florida and New Mexico, and are expected to produce approximately three million gallons of RNG annually once fully operational.
o	Sold 61.3 million gallons of RNG in Q3 2025, a 3% increase compared to Q3 2024.

Commentary by Andrew J. Littlefair, President and Chief Executive Officer

“We continued to see year-over-year growth in RNG volumes in the third quarter along with solid financial results, meeting our expectations in line with our raised outlook for 2025 announced in August. On the RNG production side of our business, the operating dairy projects made good progress in increasing their overall volume production. But we feel like there is still room for improved production at these facilities which we are focused on. Construction of the five new dairy RNG projects is coming along very nicely. We remain focused on promoting our best-in-class alternative fuel low-carbon solution and are actively working with numerous fleets on their low-carbon fuel solution. We’ve added an X15N Freightliner Cascadia as a second demo truck to accommodate demand by fleets. The addition of Pioneer Clean Fleet Solutions as an important new leasing option to make it easier for heavy-duty fleets to take advantage of a low-carbon solution is a confirmation that RNG is a viable affordable alternative. We feel very good about both our upstream and downstream businesses as well as our strong financial footing.”

Summary and Review of Results

The Company’s revenue for the third quarter of 2025 was decreased by $16.8 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $15.8 million in Q3 2024. Q3 2025 includes $0.0 million of AFTC revenue versus $6.4 million of AFTC in Q3 2024, since AFTC expired on December 31, 2024. Q3 2025 station construction revenues of $9.9 million versus $7.8 million of station construction revenues in Q3 2024. Revenue for Q3 2025 also included an unrealized loss of $0.3 million on commodity swap and customer fueling contracts relating to the Company’s truck financing program, compared to an unrealized loss of $1.4 million in Q3 2024. Q3 2025 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues of $11.4 million versus $13.0 million of RIN and LCFS revenues in Q3 2024 reflecting a decrease of $1.6 million. There was a decrease in RIN revenue of $2.8 million principally attributable to lower RIN credit prices, offset partially by higher volume, and a higher share of RIN values in the third quarter of 2025 when compared to that in the same period of 2024. This was offset by an increase in LCFS credits of $1.2 million for the three months ended September 30, 2025 when compared to the same period in 2024 primarily due to a higher share of LCFS values and higher low-CI volume.

Net loss attributable to Clean Energy for Q3 2025 included higher Amazon warrant charges when compared to Q3 2024, reflecting higher fuel volumes sold to Amazon in Q3 2025. Q3 2025 losses from equity method investments were higher than Q3 2024 due to the ramp up of operations of our dairy RNG projects.

Non-GAAP income (loss) per share (as defined below) for Q3 2025 was $0.00, compared to $0.02 per share for Q3 2024.

Adjusted EBITDA was $17.3 million for Q3 2025, compared to $21.3 million for Q3 2024.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful for an understanding of its operating results and the ongoing performance of its business. Non-GAAP income (loss) per share and Adjusted EBITDA are defined below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2024	2025	2024	2025
Net loss attributable to Clean Energy Fuels Corp.	$(18,175)	$(23,819)	$(52,911)	$(179,026)
Amazon warrant charges	15,766	16,776	42,742	51,510
Stock-based compensation expense	2,863	2,193	8,354	6,373
Accelerated depreciation expense associated with station equipment removal	—	5,068	—	55,728
Loss from Rimere equity method investment	1,850	1,088	4,394	3,695
Loss from SAFE S.p.A. equity method investment	16	785	1,884	1,534
Loss (gain) from change in fair value of derivative instruments	1,416	319	(267)	1,420
Impairment of goodwill	—	—	—	64,328
Gain on extinguishment of loan receivable and equity security	—	(2,058)	—	(2,058)
Amortization of investment tax credit from RNG equity method investments	(268)	(115)	(367)	(1,445)
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$3,468	$237	$3,829	$2,059
Diluted weighted-average common shares outstanding	224,430,603	219,290,040	224,164,054	221,103,270
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.08)	$(0.11)	$(0.24)	$(0.81)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$0.02	$0.00	$0.02	$0.01

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2024	2025	2024	2025
Net loss attributable to Clean Energy Fuels Corp.	$(18,175)	$(23,819)	$(52,911)	$(179,026)
Income tax expense (benefit)	50	75	630	(2,785)
Interest expense	8,357	7,782	24,040	23,045
Interest income	(3,600)	(2,876)	(10,818)	(8,863)
Depreciation and amortization	11,350	9,614	33,796	31,183
Accelerated depreciation expense associated with station equipment removal	—	5,068	—	55,728
Impairment of goodwill	—	—	—	64,328
Gain on extinguishment of loan receivable and equity security	—	(2,058)	—	(2,058)
Amazon warrant charges	15,766	16,776	42,742	51,510
Stock-based compensation expense	2,863	2,193	8,354	6,373
Loss from Rimere equity method investment	1,850	1,088	4,394	3,695
Loss from SAFE S.p.A. equity method investment	16	785	1,884	1,534
Loss (gain) from change in fair value of derivative instruments	1,416	319	(267)	1,420
Depreciation and amortization from RNG equity method investments	1,927	2,694	3,485	8,187
Interest expense from RNG equity method investments	664	215	1,212	644
Interest income from RNG equity method investments	(936)	(428)	(3,142)	(1,564)
Amortization of investment tax credit from RNG equity method investments	(268)	(115)	(367)	(1,445)
Adjusted EBITDA	$21,280	$17,313	$53,032	$51,906

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2024	2025	2024	2025
Net loss attributable to fuel distribution	$(15,026)	$(18,137)	$(42,969)	$(163,099)
Income tax expense (benefit)	50	75	630	(2,785)
Interest expense	8,357	7,782	24,040	23,045
Interest income	(3,600)	(2,876)	(10,818)	(8,863)
Depreciation and amortization	11,350	9,614	33,796	31,183
Accelerated depreciation expense associated with station equipment removal	—	5,068	—	55,728
Impairment of goodwill	—	—	—	64,328
Gain on extinguishment of loan receivable and equity security	—	(2,058)	—	(2,058)
Amazon warrant charges	15,766	16,776	42,742	51,510
Stock-based compensation expense	2,863	2,193	8,354	6,373
Loss from Rimere equity method investment	1,850	1,088	4,394	3,695
Loss from SAFE S.p.A. equity method investment	16	785	1,884	1,534
Loss (gain) from change in fair value of derivative instruments	1,416	319	(267)	1,420
Adjusted EBITDA attributable to fuel distribution	$23,042	$20,629	$61,786	$62,011

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2024	2025	2024	2025
Net loss from RNG equity method investments attributable to Clean Energy Fuels Corp.	$(3,149)	$(5,682)	$(9,942)	$(15,927)
Depreciation and amortization from RNG equity method investments	1,927	2,694	3,485	8,187
Interest expense from RNG equity method investments	664	215	1,212	644
Interest income from RNG equity method investments	(936)	(428)	(3,142)	(1,564)
Amortization of investment tax credit from RNG equity method investments	(268)	(115)	(367)	(1,445)
Adjusted EBITDA of RNG equity method investments attributable to Clean Energy Fuels Corp.	$(1,762)	$(3,316)	$(8,754)	$(10,105)

Fuel and Service Volume

The following table presents, for the three and nine months ended September 30, 2024 and 2025; the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume.

	Three Months Ended		Nine Months Ended
Fuel volume, GGEs(1) sold (in millions),	September 30,		September 30,
correlating to total volume-related product revenue	2024	2025	2024	2025
RNG	59.6	61.3	174.7	173.2
Conventional natural gas	13.9	15.3	44.2	46.3
Total fuel volume	73.5	76.6	218.9	219.5

The following table shows the Company’s sources of revenue for the three and nine months ended September 30, 2024 and 2025:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenue (in millions)	2024	2025	2024	2025
Product revenue:
Volume-related (1)
Fuel sales(2) (4)	$64.1	$69.9	$189.7	$214.0
Change in fair value of derivative instruments(3)	(1.4)	(0.3)	0.3	(1.4)
RIN Credits	11.1	8.3	29.4	22.7
LCFS Credits	1.9	3.1	6.0	9.7
AFTC	6.4	—	17.8	—
Total volume-related product revenue	82.1	81.0	243.2	245.0
Station construction sales	7.8	9.9	19.1	23.3
Total product revenue	89.9	90.9	262.3	268.3
Service revenue:
O&M services (5)	14.4	14.6	42.5	42.2
Other services	0.6	0.6	1.7	2.0
Total service revenue	15.0	15.2	44.2	44.2
Total revenue	$104.9	$106.1	$306.5	$312.5

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes $15.8 million and $42.7 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three and nine months ended September 30, 2024, respectively. Includes $16.8 million and $51.5 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three and nine months ended September 30, 2025, respectively.

(3)	The change in fair value of unsettled derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s truck financing program.

(4)	Includes net settlement of the Company’s commodity swap derivative instruments. For the three and nine months ended September 30, 2024, net settlement payments recognized in fuel revenue were $0.0 and $2.4 million, respectively. For the three and nine months ended June 30, 2025, there were no net settlement payments recognized in fuel revenue, as the swap expired in June 2024.
(5)	O&M services revenue includes revenues earned from providing operating and maintenance services on natural gas fueling stations owned by our customers for fixed fees or per gallon fees based on the volume of fuel dispensed at the customer station. If we provide the fuel in addition to the O&M services, we include the revenues associated with providing the fuel in volume-related product revenue.

2025 Outlook

Our GAAP net loss for 2025 is expected to range from approximately $(217) million to $ (212) million, assuming no unrealized gains or losses on customer contracts relating to the Company’s truck financing program and including up to approximately $55 million in accelerated depreciation expense from the removal of certain LNG station assets located at 55 Pilot Flying J locations, $64.3 million representing the one-off, non-cash charge to Goodwill, and Amazon warrant charges estimated to be approximately $63 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s customer fueling contracts relating to the Company’s truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2025. Adjusted EBITDA for 2025 is estimated to range from approximately $60 million to $65 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2025 Adjusted EBITDA assume the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2025 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2025 Outlook
Net loss attributable to Clean Energy Fuels Corp.	$(217,200) - (212,200)
Income tax benefit	(2,700)
Interest expense	31,900
Interest income	(10,600)
Depreciation and amortization	49,000
Accelerated depreciation expense associated with station equipment removal	55,000
Impairment of goodwill	64,300
Stock-based compensation	9,000
Loss from SAFE S.p.A. and Rimere equity method investments	6,000
Loss from change in fair value of derivative instruments	-
Amazon warrant charges	67,000
Depreciation and amortization from RNG equity method investments	11,000
Interest expense from RNG equity method investments	800
Interest income from RNG equity method investments	(500)
Amortization of investment tax credit from RNG equity method investments	(3,000)
Adjusted EBITDA	$60,000 - 65,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2025 Outlook
Net loss attributable to fuel distribution	$(196,900) - (194,900)
Income tax benefit	(2,700)
Interest expense	31,900
Interest income	(10,600)
Depreciation and amortization	49,000
Accelerated depreciation expense associated with station equipment removal	55,000
Impairment of goodwill	64,300
Stock-based compensation	9,000
Loss from SAFE S.p.A. and Rimere equity method investments	6,000
Loss from change in fair value of derivative instruments	-
Amazon warrant charges	67,000
Adjusted EBITDA attributable to fuel distribution	$72,000 - 74,000

(in thousands)	2025 Outlook
Net loss attributable to RNG upstream*	$(20,300) - (17,300)
Depreciation and amortization from RNG upstream	11,000
Interest expense from RNG upstream	800
Interest income from RNG upstream	(500)
Amortization of investment tax credit from RNG equity method investments	(3,000)
Adjusted EBITDA attributable to RNG upstream	$(12,000) - (9,000)

* RNG upstream combines net loss from RNG equity method investments attributable to Clean Energy and the results of RNG production projects owned by Clean Energy

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.800.267.6316 from the U.S. (Conference ID: CLEAN) and international callers can dial 1.203.518.9783 (Conference ID: CLEAN). A telephone replay will be available approximately three hours after the call concludes through Thursday December 4, 2025, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 11160162. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp plus Amazon warrant charges, plus stock-based compensation expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus (minus)

loss (income) from Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus one-off, non-cash charge to Goodwill, (minus) gain on extinguishment of loan receivable and equity security and minus amortization of investment tax credit from RNG equity method investments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. In addition, the Company’s management believes excluding the results from the Rimere equity method investment is useful to investors because Rimere is an investment belonging to the non-core operations of the Company, and its results are not indicative of the Company’s ongoing operations. Similarly, the Company’s management believes excluding the non-cash results from the SAFE S.p.A. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments. Furthermore, the Company’s management believes excluding other income relating to the amortization of investment tax credit from RNG equity method investments is useful to investors because such income is not generated from the core operations of the Company and may obscure trends of the Company’s core operations.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus one-off, non-cash charge to Goodwill, minus gain on extinguishment of loan receivable and equity security plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, minus interest income from RNG equity method investments, and minus amortization of investment tax credit from RNG equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2025 outlook, our volume growth, customer expansion, production sources, joint ventures, governmental regulations, expectations regarding the X15N engine, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the impact of a bankruptcy or failure of any source owners at our projects; the Company’s dependence on the production of vehicles and engines by manufacturers over which the Company has no control; the long and variable development cycle required to secure ADG RNG from new projects; the potential commercial viability, solvency, financial capacity, and operational capability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to procure and maintain contracts with government entities; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; significant fluctuations in the Company’s results of operations, which make it difficult to predict future results of operations; the Company’s warranty reserves may not adequately cover its warranty obligations; a future pandemic, epidemic or other infectious disease outbreak; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the health, safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government and environmental regulations; the impact of the foregoing on the trading price of the Company’s common stock; the interests of the Company’s significant stockholders may differ from the Company’s other stockholders; the Company’s ability to protect against any material failure, inadequacy, interruption or security failure of its information technology; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 that the Company expects to file with the Securities and Exchange Commission on or about November 4, 2025, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
Gary Foster
(949) 437-1113
Gary.Foster@cleanenergyfuels.com

Investor Contact:

Thomas Driscoll

(949) 437-1191

Thomas.Driscoll@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	September 30,
	2024	2025
Assets
Current assets:
Cash, cash equivalents and restricted cash	$91,562	$182,955
Short-term investments	127,970	51,319
Accounts receivable, net of allowance of $1,965 and $2,067 as of December 31, 2024 and September 30, 2025, respectively	107,683	96,156
Other receivables	14,630	7,880
Inventory	43,434	44,421
Notes receivable - related party	2,372	524
Prepaid expenses and other current assets	26,117	25,825
Total current assets	413,768	409,080
Operating lease right-of-use assets	90,598	87,233
Land, property and equipment, net	365,319	326,495
Notes receivable and other long-term assets, net	38,245	34,291
Investments in other entities	265,268	262,503
Goodwill	64,328	—
Intangible assets, net	6,365	5,500
Total assets	$1,243,891	$1,125,102
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$40	$51
Current portion of finance lease obligations	920	1,134
Current portion of operating lease obligations	8,027	8,711
Accounts payable	33,301	32,622
Accrued liabilities	105,563	99,407
Deferred revenue	6,871	10,423
Total current liabilities	154,722	152,348
Long-term portion of debt	265,327	284,242
Long-term portion of finance lease obligations	1,766	2,015
Long-term portion of operating lease obligations	89,049	85,402
Other long-term liabilities	13,496	10,046
Total liabilities	524,360	534,053
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 223,456,994 shares and 219,293,281 shares issued and outstanding as of December 31, 2024 and September 30, 2025, respectively	22	22
Additional paid-in capital	1,730,090	1,779,955
Accumulated deficit	(1,012,542)	(1,191,568)
Accumulated other comprehensive loss	(4,297)	(3,202)
Total Clean Energy Fuels Corp. stockholders’ equity	713,273	585,207
Noncontrolling interest in subsidiary	6,258	5,842
Total stockholders’ equity	719,531	591,049
Total liabilities and stockholders’ equity	$1,243,891	$1,125,102

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2025	2024	2025
Revenue:
Product revenue	$89,900	$90,895	$262,274	$268,297
Service revenue	14,976	15,242	44,265	44,217
Total revenue	104,876	106,137	306,539	312,514
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	63,867	69,229	184,206	202,268
Service cost of sales	9,322	9,592	28,524	26,986
Selling, general and administrative	28,865	26,270	83,444	81,187
Depreciation and amortization	11,350	14,682	33,796	86,911
Impairment of goodwill	—	—	—	64,328
Total operating expenses	113,404	119,773	329,970	461,680
Operating loss	(8,528)	(13,636)	(23,431)	(149,166)
Interest expense	(8,357)	(7,782)	(24,040)	(23,045)
Interest income	3,600	2,876	10,818	8,863
Other income, net	35	2,138	93	2,219
Loss from equity method investments	(5,022)	(7,524)	(16,215)	(21,098)
Loss before income taxes	(18,272)	(23,928)	(52,775)	(182,227)
Income tax (expense) benefit	(50)	(75)	(630)	2,785
Net loss	(18,322)	(24,003)	(53,405)	(179,442)
Loss attributable to noncontrolling interest	147	184	494	416
Net loss attributable to Clean Energy Fuels Corp.	$(18,175)	$(23,819)	$(52,911)	$(179,026)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.08)	$(0.11)	$(0.24)	$(0.81)
Weighted-average common shares outstanding:
Basic and diluted	223,428,900	219,290,040	223,310,150	221,103,270